Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126343) of Atlas America, Inc. of our report dated September 11, 2007 relating to the financial statements of DTE Gas and Oil Company, which appears in this Current Report on Form 8-K of Atlas America, Inc.

/s/ Grant Thornton LLP

Oklahoma City, Oklahoma
November 8, 2007